Exhibit 5(b) & 8


                            THELEN REID & PRIEST LLP
NEW YORK                        ATTORNEYS AT LAW
SAN FRANCISCO                 40 WEST 57TH STREET
WASHINGTON, D.C.            NEW YORK, N.Y. 10019-4097
LOS ANGELES           TEL (212) 603-2000 FAX (212) 603-2001
SILICON VALLEY                www. thelenreid.com
MORRISTOWN, N.J.

                                                             New York, New York
                                                             February 11, 2002

Avista Corporation
1411 East Mission Avenue
Spokane, WA 99202

Ladies and Gentlemen:

         We are acting as counsel to Avista Corporation, a Washington corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to the registration of $150,000,000 in aggregate principal amount of First Mortgage Bonds, 7.75% Series due 2007 (the "New Bonds") of the Company, in connection with an offer by the Company to issue the New Bonds in exchange for First Mortgage Bonds, 7.75% Series due 2007 of the Company, which are currently outstanding in the same aggregate principal amount, all as described in the Registration Statement.

         Subject to the qualifications hereinafter expressed, we are of the opinion that the New Bonds, when issued and delivered as contemplated in the Registration Statement, will be legally issued and will be binding obligations of the Company.

         We are further of the opinion that the information contained in the Registration Statement under the caption "Certain U.S. Federal Income Tax Considerations" constitutes an accurate description, in general terms, of the indicated federal income tax consequences to holders of the New Bonds of the exchange offer contemplated in the Registration Statement.

         To the extent that the opinions relate to or are dependent upon matters governed by the laws of other States, we have relied the opinion of Heller Ehrman White & McAuliffe LLP, which is being filed as Exhibit 5(a) to the Registration Statement.

         We hereby consent to the filing of this opinion as Exhibit 5(b) to the Registration Statement and to the references to our firm, as counsel, in the Registration Statement and in the prospectus contained therein. In giving the foregoing consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

                                                   Very truly yours,

                                                   /s/ Thelen Reid & Priest LLP

                                                   THELEN REID & PRIEST LLP



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